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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2002

CHATTEM, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State of incorporation)	0-5905 (Commission File No.)	62-0156300 (IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee 37409
(Address of principal executive offices, including zip code)

(423) 821-4571
(Registrant's telephone number, including area code)

Amendment No. 1

        The undersigned hereby amends Item 7 of its Current Report on Form 8-K dated March 28, 2002 and files such amended Item 7 herewith.

Item 2. Acquisition or Disposition of Assets.

        On March 28, 2002, Chattem, Inc. (the "Company") completed the acquisition of Selsun Blue®, a medicated dandruff shampoo, from Abbott Laboratories for $75 million, plus inventories. The acquisition includes worldwide rights (except India) to manufacture, sell and market Selsun Blue plus related intellectual property and certain manufacturing equipment.

        Also on March 28, 2002, the Company obtained a $60 million senior secured credit facility from a syndicate of commercial banks led by Bank of America, N.A., as agent (the "Credit Facility"). The Credit Facility includes a $15 million revolving credit facility and a $45 million term loan. The Credit Facility together with the Company's available cash was used to finance the acquisition of Selsun Blue and will be used to provide working capital and for general corporate purposes. The $45 million term loan and any outstanding loans under the revolving credit facility mature on March 28, 2007. The Credit Facility is secured by the stock of the Company's domestic subsidiaries and all present and future assets of the Company, excluding real property. The Credit Facility contains covenants, representations, warranties and other agreements by the Company that are customary in credit agreements and security instruments relating to financings of this type.

        The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement between the Company and Abbott Laboratories which is attached hereto as Exhibit 2.1 and the Credit Agreement which is attached hereto as Exhibit 10.1, which documents are incorporated herein by reference.

Item 7. Financial Statements and Exhibits

        (a) Financial Statements of Business Acquired:

    Report of Independent Public Accountants

    Statement of Selsun Blue Worldwide Assets and Liabilities Acquired as of December 31, 2001

    Statement of Selsun Blue Worldwide Net Sales and Product Contribution for the year ended December 31, 2001

    Notes to Financial Statements

        (b) Unaudited Pro Forma Financial Information:

    Unaudited Pro Forma Consolidated Balance Sheet

    Notes to Unaudited Pro Forma Consolidated Balance Sheet

    Unaudited Pro Forma Consolidated Statement of Income for the Year Ended November 30, 2001

    Notes to Unaudited Pro Forma Consolidated Statement of Income for the Year Ended November 30, 2001

    Unaudited Pro Forma Consolidated Statement of Income for the Three Months Ended February 28 2002

    Notes to Unaudited Pro Forma Consolidated Statement of Income for the Three Months Ended February 28 2002

Independent Auditors' Report

To the Board of Directors and Stockholders
Chattem, Inc.

We have audited the accompanying statement of worldwide assets and liabilities acquired of the Selsun Blue product line (the "Product") of Abbott International ("Abbott Intl.") and Ross Products ("Ross"), which are both divisions of Abbott Laboratories ("Abbott Labs") as of December 31, 2001, and the statement of worldwide net sales and product contribution for the year then ended. These financial statements are the responsibility of Abbott Labs' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements reflect the worldwide assets and liabilities acquired and the worldwide net sales and product contribution attributable to the Product as described in Note 2 and are not intended to be a complete presentation of the Product's assets, liabilities, revenues or expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the worldwide assets and liabilities acquired of the Product as described in Note 2 as of December 31, 2001 and the worldwide net sales and product contribution of the Product as described in Note 2 for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Chicago, Illinois May 21, 2002	/s/ BDO SEIDMAN, LLP

Selsun Blue

Statement of Worldwide Assets and Liabilities Acquired

December 31,	2001
Assets
Inventories	$1,439,000
Property, Plant and Equipment, net	562,000

2,001,000

Liabilities
Accrued Expenses
Reserve for product returns	50,000
Reserve for promotional discounts	496,000

Total Accrued Expenses	546,000

$1,455,000

See accompanying notes to financial statements.

Selsun Blue

Statement of Worldwide Net Sales and Product Contribution

Year ended December 31,	2001
Net Sales	$40,651,000
Cost of Goods Sold	14,491,000

Gross margin	26,160,000

Direct Expenses
Promotion	10,098,000
Research and development	207,000
General and administrative	2,397,000

Total direct expenses	12,702,000

Product contribution	$13,458,000

See accompanying notes to financial statements.

Selsun Blue
Notes to Financial Statements

1. Description of Business

        Abbott Intl. and Ross manufacture and market medicated shampoo. The products are sold through distributors and directly to end users primarily in the retail markets worldwide (Abbott Intl. internationally, Ross in the United Sates).

2. Basis of Presentation

        The accompanying financial statements present only the worldwide assets and liabilities acquired and the worldwide net sales and product contribution of the Product that are subject to the Asset Purchase Agreement dated March 5, 2002 between Abbott Labs and Chattem, Inc. Abbott Intl. has a fiscal year end of November 30; thus, the international net sales and product contribution amounts combined in these financial statements are for the year ended November 30, 2001. Additionally, the net sales and product contribution for India have not been included, as that country's operations were excluded from the Asset Purchase Agreement. These financial statements include all adjustments necessary for a fair presentation of the worldwide assets and liabilities acquired at December 31, 2001 and of worldwide net sales and product contribution for the year then ended. These financial statements have been prepared in accordance with Abbott Labs' accounting principles which are in accordance with accounting principles generally accepted in the United States of America.

        These financial statements set forth only the net sales and operational expenses attributable to the Product and do not purport to represent all the costs and expenses associated with a stand-alone, separate company. Accordingly, not included in operating expenses are the expenses associated with product management, legal, cash management/treasury functions and various tax services provided by Abbott Labs.

        The statement of worldwide net sales and product contribution includes amounts attributable to the manufacture, sale, promotion and advertisement of the Product. Net sales include allowances for sales returns and cash discounts. Product contribution represents net sales less cost of goods sold, distribution, promotion, advertising and other marketing expenses attributable to the Product. Included in product contribution is an allocation of certain expenses attributable to the Product. These expenses have been allocated to the Product by Abbott Labs based upon various factors which management believes are reasonable.

3. Summary of Significant Accounting Policies

        Use of Estimates    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management's estimates.

        Inventories    Inventories, consisting of finished goods, are carried at the negotiated price charged to Ross by Abbott Intl.'s manufacturing facility in Montreal, Canada, not in excess of market.

        Property, Plant and Equipment    Capital assets consist primarily of machinery and equipment used to manufacture and package the Product.

        The machinery and equipment are primarily located at the international sites that manufacture the Product.

        Revenue Recognition    Revenue is recognized when inventory is shipped to the customer.

4. Commitments and Contingencies

        Various lawsuits, claims and proceedings of a nature considered normal to Abbott Labs are pending. Management believes that these lawsuits, claims and proceedings are without merit or will not have a material adverse effect on the Product's operating results, liquidity or financial position.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma consolidated balance sheet gives effect to the acquisition of Selsun Blue® and the borrowings under the Credit Facility (the "Transactions") as if they had occurred on February 28, 2002. The following unaudited pro forma consolidated statements of income for the year ended November 30, 2001 and the three months ended February 28, 2002 give effect to the Transactions as if they had occurred on December 1, 2001 and December 1, 2002 respectively.

        The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Transactions been completed as of the dates indicated and is not necessarily indicative of the Company's future financial position or results of operations.

Unaudited Pro Forma Consolidated Balance Sheet
(in thousands)

	Historical Chattem as of February 28, 2002	Historical Selsun Blue as of February 28, 2002	Pro Forma Adjustments			Pro Forma
Assets
Current Assets:
Cash and cash equivalents	40,606	—	(32,479)	a	)	8,127
Accounts receivable, net	28,114	—				28,114
Refundable and deferred Income taxes	3,685					3,685
Inventories	15,520	1,388	131	b	)	17,039
Prepaid expense and other current assets	2,380	—				2,380

Total current assets	90,305	1,388	(32,348)			59,345

Property Plant and Equipment, net	26,028	552	448	b	)	27,028
Other Non-current Assets
Distributor and Non Compete Agreements, net	—	—	1,250	b	)	1,250
Patents and trademarks, net	171,004	—	73,659	b	)	244,663
Debt Issuance costs,net	7,389	—	1,098	c	)	8,487
Other assets	1,779					1,779

Total other non-current assets	180,172	—	76,007			256,179

Total Assets	296,505	1,940	44,107			342,552

Liabilities and Shareholders' Equity
Accounts Payable	5,908	—				5,908
Payable to bank	2,016	—				2,016
Accrued liabilities	24,539	643	404	b	)	25,586
Current Portion of Long Term Debt	—		5,250	d	)	5,250

Total current liabilities	32,463	643	5,654			38,760

Senior Subordinated notes, net	204,732	—				204,732
Term Loan	—		39,750	d	)	39,750
Revolver	—	—				—

Long Term Debt	204,732	—	39,750			244,482
Deferred income taxes	11,905	—				11,905
Other Non current liabilities	1,786	—				1,786
Shareholders' Equity
Preferred shares	—	—				—
Net assets acquired	—	1,297	(1,297)	e	)	—
Common shares	1,863	—				1,863
Paid in Surplus	65,602	—				65,602
Accumulated deficit	(17,625)	—				(17,625)
Restricted stock, net	(796)	—				(796)
Cumulative other comprehensive income:						—
Foreign currency translation adjustment	(2,425)	—				(2,425)
Minimum pension liability adjustment, net	(1,000)	—				(1,000)

Total shareholders' equity	45,619	1,297	(1,297)			45,619

Total Liabilities and Shareholders' Equity	296,505	1,940	44,107			342,552

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

a)
Amount represents cash paid in connection with the acquisition of Selsun Blue® including $1,098,455 paid for deferred financing costs related to the Credit Facility.

b)
The acquisition will be accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations". The purchase price is being allocated to the tangible and identifiable assets and liabilities of Selsun Blue based upon preliminary estimates of their fair market values, with the remainder allocated to "Patents, trademarks, and other purchased product rights" as follows:

Purchase Price	$76,380
Liabilities assumed	1,047
Estimated allocation to property, plant and equipment	(1,000)
Estimated allocation to inventories	(1,518)
Estimated allocation to distributor and non compete agreements	(1,250)

$73,659
c)
Reflects the deferred financing costs related to the Credit Facility.

d)
Represents the borrowings under the Credit Facility to fund the acquisition of Selsun Blue®.

e)
Reflects the elimination of the Selsun Blue® net asset balance.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED NOVEMBER 30, 2001
(In thousands, except per share amounts)

	Historical Chattem For the Year Ended November 30, 2001	Historical Selsun Blue For the Year Ended December 31, 2001	Pro Forma Adjustments		Pro Forma
NET SALES	$198,300	$40,651	$—		$238,951

COSTS AND EXPENSES:
Cost of sales	52,512	14,491	1,493	a) b)	68,496
Advertising and promotion	77,964	10,098	250	c)	88,312
Selling, general and administrative	34,646	2,604			37,250

Total costs and expenses	165,122	27,193			194,058

INCOME FROM OPERATIONS	33,178	13,458			44,893

OTHER INCOME (EXPENSE):
Interest expense	(21,856)		(2,342)	d)	(24,198)
Loss on product divestiture	—				—
Investment and other income, net	2,218		(650)	f)	1,568

Total other income (expense)	(19,638)	—			(22,630)

Income before income taxes, extraordinary items, and accounting change	13,540	13,458			22,263
(Provision) for income taxes	(5,145)		(3,315)	e)	(8,460)

Income before extraordinary gain and accounting change	8,395	13,458			13,803
Extraordinary gain on early extinguishment of debt, net of taxes	6,948				6,948

NET INCOME	$15,343	$13,458			$20,751

Weighted average outstanding—Basic	8,927				8,927

Weighted average and potential dilutive outstanding	9,038				9,038

NET INCOME PER COMMON SHARE (BASIC):
Income before extraordinary gain and accounting change	$0.94				$1.55
Extraordinary gain	$0.78				$0.78

Net income per common share	$1.72				$2.32

NET INCOME PER COMMON SHARE (DILUTED):
Income before extraordinary gain and accounting change	$0.93				$1.53
Extraordinary gain	$0.77				$0.77

Net income per common share	$1.70				$2.30

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED NOVEMBER 30, 2001
(DOLLARS IN THOUSANDS)

a)
Reflects management's estimate of the additional costs that would have been incurred during the period. As part of the acquisition of Selsun Blue®, Chattem entered into a manufacturing agreement with Abbott Laboratories, pursuant to which Chattem will pay Abbott approximately $1,449 over the amount reflected for the manufacture of Selsun Blue® in the Historical Selsun Blue® financial statements for the year ended November 30, 2001. In accordance with the manufacturing agreement Abbott will manufacture products for sale in the United States for a period not to exceed one year and three months and for products for sale outside the United States a period not to exceed two years.

b)
Represents increase in depreciation expense of $44 resulting from the write up of the fixed assets in connection with the Selsun Blue®acquisition which were assigned useful lives of ten years.

c)
Represents amortization of not to compete agreement of $150 and distributor agreements of $100 entered into as a result of the acquisition of Selsun Blue®. These assets were assigned useful lives of five years.

d)
Represents the increase in interest expense resulting from the incurrence of indebtedness under the Credit Facility of $2,122 plus amortization of deferred financing costs of $220. The deferred financing costs are being amortized over a five year period.

e)
Represents income tax expense at an effective tax rate of 38%.

f)
Represents decrease in interest income of $650 resulting from cash paid in connection with the acquisition of Selsun Blue®.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED FEBRUARY 28, 2002
(In thousands, except per share amounts)

	Historical Chattem for the three months ended February 28, 2002	Historical Selsun Blue for the three months ended February 28, 2002	Pro Forma Adjustments		Pro Forma
NET SALES	$48,414	$10,730			$59,144
COSTS AND EXPENSES
Cost of sales	14,461	3,255	337	a) b)	18,053
Advertising and promotion	15,874	100	63	c)	16,037
Selling, general and administrative	9,537	4,773			14,310
Total costs and expenses	39,872	8,128			48,400
INCOME FROM OPERATIONS	8,542	2,602			10,744
OTHER INCOME (EXPENSE)
Interest expense	(4,841)	—	(533)	d)	(5,374)
Investment and other income, net	106	—	(162)	f)	(56)
Total other expense	(4,735)	—			(5,430)
Income before income taxes, extraordinary items, and accounting change	3,807	2,602			5,314
Provision for income taxes	(1,435)	—	(573)	e)	(2,008)
Income before extraordinary gain and accounting change	2,372	2,602			3,306
Cumulative effect of change in accounting principle, net of taxes	(8,877)	—			(8,877)
NET INCOME (LOSS)	$(6,505)	$2,602			$(5,571)
Weighted average outstanding—Basic	8,964				8,964
Weighted average and potential dilutive outstanding	9,318				9,318
NET INCOME (LOSS) PER COMMON SHARE (BASIC):
Income before extraordinary gain and accounting change	$0.26				$0.37
Change in accounting principle	(0.99)				(0.99)
Net income (loss) per common share	$(0.73)				$(0.62)
NET INCOME (LOSS) PER COMMON SHARE (DILUTED):
Income before extraordinary gain and accounting change	$0.25				$0.35
Change in accounting principle	(0.95)				(0.95)
Net income (loss) per common share	$(0.70)				$(0.60)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THREE MONTHS ENDED FEBRUARY 28, 2002
(DOLLARS IN THOUSANDS)

a)
Reflects management's estimate of the additional costs that would have been incurred during the period. As part of the acquisition of Selsun Blue®, Chattem entered into a manufacturing agreement with Abbott Laboratories, pursuant to which Chattem will pay Abbott approximately $326 over the amount reflected for the manufacture of Selsun Blue® in the Historical Selsun Blue® financial statements for the three months ended February 28, 2002. In accordance with the manufacturing agreement Abbott will manufacture products for sale in the United States for a period not to exceed one year and three months and for products for sale outside the United States a period not to exceed two years.

b)
Represents increase in deprecation expense of $11 resulting from the write up of the fixed assets in connection with the Selsun Blue®acquisition which were assigned useful lives of ten years.

c)
Represents three months of amortization of not to compete agreement of $37.5 and distributor agreements of $25 entered into as a result of the acquisition of Selsun Blue®. These assets were assigned useful lives of five years.

d)
Represents the increase in interest expense resulting from the incurrence of indebtedness under the Credit Facility of $478 plus amortization of deferred financing costs of $55. The deferred financing costs are being amortized over a five year period.

e)
Represents income tax expense at an effective tax rate of 38%.

f)
Represents decrease in interest income of $162 resulting from cash paid in connection with the acquisition of Selsun Blue®.

        (c) Exhibits

*2.1	Asset Purchase Agreement dated March 5, 2002 by and between Abbott Laboratories and Chattem, Inc., as amended.
*10.1	Credit Agreement dated as of March 28, 2002 among Chattem, Inc., its domestic subsidiaries, identified Lenders and Bank of America, N.A., as agent.
23	Consent of independent certified public accountants.
*99.1	Press Release dated March 28, 2002.

*
Incorporated by reference from exhibit with the same number to the Registrant's Current Report on Form 8-K, as filed with the Commission on April 10, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 10, 2002	CHATTEM, INC.
	By:	/s/ A. ALEXANDER TAYLOR II A. Alexander Taylor II, President and Chief Operating Officer

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Amendment No. 1
  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements and Exhibits
Selsun Blue Statement of Worldwide Assets and Liabilities Acquired
Selsun Blue Statement of Worldwide Net Sales and Product Contribution
Selsun Blue Notes to Financial Statements
UNAUDITED PRO FORMA FINANCIAL INFORMATION
SIGNATURES